UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2018 (February 5, 2018)
Date of Report (Date of earliest event reported)

HCP, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1920 Main Street, Suite 1200
Irvine, CA 92614
(Address of principal executive offices) (Zip Code)

(949) 407-0700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On February 5, 2018, HCP, Inc., a Maryland corporation (the “Company”), announced that Michael D. McKee will step down from his position as Executive Chairman, effective March 1, 2018.

Contractual Severance Arrangements

Mr. McKee, as well as the Company’s President and Chief Executive Officer and each of its Executive Vice Presidents and Senior Managing Directors, have been participants in an Executive Severance Plan (the “Severance Plan”) that was adopted in May 2016, a copy of which was previously filed as Exhibit 10.3 to the Company’s Form 10-Q, filed with the SEC on November 1, 2016, and is incorporated herein by reference.

Subject to the execution of a general release of claims against the Company and compliance with certain confidentiality, non-solicitation and non-competition restrictive covenants, Mr. McKee will receive only severance benefits to which he is contractually entitled under the Severance Plan, which include approximately $6 million in cash severance to be paid over 24 months. Additionally, based on his continued service as a Company employee until March 1, 2018, a prorated 2018 cash incentive bonus payment, which is entirely at risk of forfeiture because it is based on final performance results for 2018, may be paid in 2019.

The material terms of the Severance Plan are described under the heading “Potential Payments upon a Termination or Change in Control—Severance Plans” in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2017, and are incorporated herein by reference. The description of the Severance Plan set forth under this Item 8.01 is qualified in its entirety by reference to the complete terms and conditions of the Severance Plan.

    Outstanding Unvested Equity Awards

As previously disclosed and pursuant to the contractual terms under which they were issued, Mr. McKee’s unvested equity awards vest as follows:

(i)
initial time-based restricted stock units (“RSUs”) granted on May 9, 2016, will remain outstanding and continue to vest and be settled in accordance with the original vesting schedule (one-third remaining to vest on May 9, 2018, and the last one-third to vest on May 9, 2019);

(ii)
performance-based RSUs granted on February 13, 2017, will remain outstanding and may vest and be settled based on the Company’s total stockholder return performance during the performance period and are entirely at risk of forfeiture; and

(iii)	time-based RSUs granted on February 13, 2017, will fully vest and be settled upon his departure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2018
HCP, Inc. (Registrant)

	By:	/s/ Troy E. McHenry
Troy E. McHenry
Executive Vice President, General Counsel and Corporate Secretary

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